EXHIBIT 16.1


                       MAILLIE, FAECONIERO & COMPANY9kkP
              Certified Public Accountants and Business Counselors

PO Box 3068                                                  George J. Falconero
West Chester, PA 19380-3068                                      James J. Lennon
610-696-4353                                                John J. Crenny, Jr.
                                                               Frank1 Pellegrini
FAX NO.:610430-8811                                             Jeffrey S. Rolfe
www.maillie.com                                                      Sol I. Cohn
                                                                  James M.Powers
February 9, 2005                                                Glenn B. Bachman
                                                                  D. Scott Detar
                                                                 Raymond I. Mock
                                                                Robert L. Caruso
                                                                Edward L. Furman
                                                                Robert L. Boland

Securities and Exchange Commission Robert M Manero
450 Fifth Street, N W
Washington, DC 20549

RE: National Energy Services Company, Inc File No 0-50089



Gentlemen:


We have read the statements that National Energy Services Company, lnc included under ltem 8 of Form 10-KSB filed regarding the change in the registrant's certifying accountant We agree with such statements made regarding our firm We have no basis to agree or disagree with other statements made under ltem 8,


Very truly yours,

/s/ Maillie, Falconiero & Company, LLP
MAILLIE, FALCONIERO & COMPANY. LLP



 ROBERT L BOLAND